UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           February 25, 2010

Adolor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (484) 595-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Cash Awards under the Adolor Corporation (the “Company”) Incentive Compensation Plan (the “ICP”) for fiscal year 2009.  On December 14, 2009, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved the annual cash incentive compensation awards for fiscal year 2009 to be made to the executive officers of the Company pursuant to the Company’s ICP in effect during 2009.  For 2009, the Compensation Committee exercised its discretion to reduce the level of targeted payout under the ICP to 50% of the target bonus levels for the Company.

The individual ICP awards shown below were ratified by the independent members of the Board on December 15, 2009 and were subject to the finalization of financial results for the year ended December 31, 2009, which were released on February 25, 2010.  The awards earned in 2009, which will be paid in early March 2010, are as follows:

Michael R. Dougherty	$120,381
Eliseo O. Salinas	$109,438
John M. Limongelli	$55,234
George R. Maurer	$39,060
Stephen W. Webster	$45,191

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

	By	/s/ John M. Limongelli
Name: John M. Limongelli
Title: Sr. Vice President, General Counsel and Secretary

Dated: February 25, 2010